EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

CELLCEUTIX CORPORATION

As amended and restated October 28, 2015

ARTICLE I
PRINCIPAL OFFICE AND CORPORATE SEAL

Section 1.1 Principal Office. The principal office of Cellceutix Corporation (the "Corporation") shall be in the Commonwealth of Massachusetts. The Board of Directors shall have full power and authority to change the principal office to another location at any time and from time to time.

Section 1.2 Other Offices. Other offices and places of business either within or outside Nevada or Massachusetts may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The registered office of the Corporation required by Title 7, Chapter 78 of the Nevada Revised Statutes to be maintained in Nevada may be changed from time to time by the Board of Directors.

Section 1.3 Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the word "Seal", and shall be in such form as may be approved by the Board of Directors or Secretary, which shall have the power to alter the same at its, his or her pleasure. The Corporation may use the seal by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE II
SHARES AND TRANSFER THEREOF

Section 2.1 Stock Certificates and Uncertificated Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or their designee of the Corporation, certifying the number of shares of stock owned by him or her in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation's stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

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If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the certificate shall contain a statement setting forth the office or agency of the Corporation from which stockholders may obtain a copy of a statement or summary of the powers, designations, preferences, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the stockholders within a single class of stock shall be identical whether or not their shares of stock are represented by certificates.

Section 2.2 Record. A record shall be kept of the name of each person or other entity holding the issued stock of the Corporation, the number of shares held by each such person, the date thereof and, in the case of cancellation, the date of cancellation. The Corporation shall be entitled to treat the person or other entity in whose name shares of stock of the Corporation stand on the books of the Corporation as the absolute owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 2.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 2.4 Closing of Transfer Books; Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of, or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) or less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the Board of Directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of stockholders entitled to notice of, or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or for the determination of stockholders for any proper purpose shall at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day prior to the date on which the particular action requiring such determination of stockholders is to be taken.

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Section 2.5 Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Upon written notice to the Corporation or to a transfer agent of the Corporation from the holder of record of any uncertificated shares of stock requesting a registration of transfer of such uncertificated shares to another person, accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to register such uncertificated shares of stock in the name of such other person on the books of the Corporation as the successor holder of record of such uncertificated shares of stock. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

Section 2.6 Transfer Agents, Registrars and Paying Agents. The Board of Directors may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE III
STOCKHOLDERS AND MEETINGS THEREOF

Section 3.1 Place of Meeting. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without Nevada, as shall be determined by the Board of Directors.

Section 3.2 Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held as determined by resolution of the Board of Directors. If a quorum be not present, the meeting may be adjourned from time to time, but no single adjournment shall exceed sixty (60) days. If the election of directors shall not be held at the annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of stockholders as soon thereafter as convenient.

Section 3.3 Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, by the entire Board of Directors or by the President. Special meetings may not be called by any other person or persons.

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Section 3.4 Notice of Meeting. Written notice stating the place, day and hour of any annual or special meeting of stockholders, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally by mail, or by a form of electronic transmission permitted for such purpose by applicable law and any national securities exchange upon which the Corporation's voting stock is then listed, by or at the direction of the Chairman of the Board of Directors, the Board of Directors, the Chief Executive Officer, the President (or in his or her absence by a Vice President), or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If sent by electronic transmission, such notice shall be deemed to be given when sent to the stockholder at such stockholder's electronic address as it appears on the records of the Corporation.

Section 3.5 Adjournment. When a meeting is for any reason adjourned to another time, notice will not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

Section 3.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, by the Vice Chairman of the Board of Directors, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman elected at the meeting by a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 3.7 Voting Records. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or without Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

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Section 3.8 Quorum. At each meeting of stockholders, except where otherwise provided by Title 7, Chapter 78 of the Nevada Revised Statutes or the Corporation's Articles of Incorporation (the "Articles of Incorporation") or these Bylaws, the holders of one-third (1/3) of the voting power of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or series is required for any matter, the holders of one-third (1/3) of the voting power of such class or series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of one-third (1/3) of the voting power of any class of stock entitled to vote on a matter, the holders of a majority of the voting power of such class so present or represented may adjourn the meeting of such class from time to time in the manner provided by Section 3.5 of these Bylaws until a quorum of such class shall be so present or represented for a period not to exceed sixty (60) days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjourned, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

Section 3.9 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney in fact. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy.

Section 3.10 Action by Written Consent of Stockholders. Stockholders of the Corporation may only take action at an annual or special meeting of stockholders. Stockholders may not take action by written consent without a meeting.

Section 3.11 Voting. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Articles of Incorporation. If the Articles of Incorporation provide for more or less than one vote for any class or series of shares on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such a majority or other proportion of the voting power of all of the shares of those classes or series of shares. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by such record holder of stock, for as many persons as there are directors to be elected, and for whose election he or she has the right to vote unless the Articles of Incorporation otherwise provide. Cumulative voting shall not be allowed.

Section 3.12 Notice of Stockholder Business and Nominations.

(a) The proposal of business to be considered by the stockholders at an annual meeting of the stockholders, and nominations of persons for election to the Board of Directors at an annual meeting of the stockholders, may be made only (i) pursuant to Sections 3.2 and 3.3, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation (A) who was a stockholder of record, and, with respect to any beneficial owner of the voting power of the Corporation, if different than the stockholder of record, on whose behalf such business is proposed or such nomination or nominations are made, only if such person was the beneficial owner, both at the time of giving notice provided for in this Section 3.12 and on the record date for the determination of stockholders entitled to vote at that meeting, (B) who is entitled to vote at the meeting upon such election of directors or such business, as the case may be, and (C) who complies with the notice procedures set forth in this Section 3.12. As to proposals sought to be included in any proxy statement of the Corporation, stockholders shall comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As to matters not sought to be included in any proxy statement of the Corporation, Section 3.12(b) shall be the exclusive means for stockholders to make nominations or submit business to be brought before an annual meeting of the stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Articles of Incorporation, these Bylaws and applicable law.

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(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 3.12, the stockholder (i) must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) must provide any updates or supplements to such notice at such times and in the forms required by this Section 3.12. To be timely, a stockholder's notice shall be received by the Secretary at the principal executive offices of the Corporation, in the case of an annual meeting, not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year's annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than ninety (90) nor more than one hundred twenty (120) calendar days before the date of such annual meeting, or not more than ten (10) calendar days following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper form for purposes of this Section 3.12(b), such notice shall set forth the information required by Section 3.12(e).

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting set forth in Section 3.4. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting only (i) by or at the direction of the Board of Directors or (ii) if a purpose for such meeting as stated in the Corporation's notice for such meeting is the election of one or more directors, by any stockholder of the Corporation (A) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving of notice provided for in this Section 3.12 and on the record date for the determination of stockholders entitled to vote at the meeting, (B) who is entitled to vote at the meeting and upon such election, and (C) who complies with the notice procedures set forth in Section 3.12(d)

(d) If a special meeting has been called in accordance with Section 3.3 for the purpose of electing one or more directors to the Board, then for nominations of persons for election to the Board to be properly brought before such special meeting by a stockholder pursuant to Section 3.12(c), the stockholder (i) must have given timely notice thereof in writing and in the proper form to the Secretary at the principal executive offices of the Corporation, and (ii) must provide any updates or supplements to such notice at such times and in the forms required by this Section 3.12. To be timely, a stockholder's notice relating to a special meeting shall be received by the secretary at the principal executive offices of the Corporation not more than one hundred twenty (120) calendar days before such special meeting nor less than the later of (A) ninety (90) calendar days prior to such meeting or (B) if a public announcement is first made of the date of the special meeting less than one hundred (100) calendar days prior to such meeting, ten (10) calendar days following such public announcement. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper form for purposes of this Section 3.12(d), such notice shall set forth the information required by Section 3.12(e).

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(e) To be in proper form for purposes of this Section 3.12, such stockholder's notice (as specified in Sections 3.12(b) or 3.12(d)) shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) a description of all options, warrants, convertible securities or similar interests related to any security of the Corporation (the "Derivative Interests") that have been entered into, as of the date of the notice, by or on behalf of such proposed nominee or any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, and (C) a description of all direct and indirect compensation and other material monetary or other business agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S−K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), (B) any material interest in such business of such stockholder and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the proposal is made, (C) a description of all arrangements or understandings between the stockholder, or any affiliate or associate thereof, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, and (D) all other information relating to the proposal, the stockholder or any affiliate or associate thereof that would be required to be disclosed in filings with the Securities and Exchange Commission in connection with the solicitation of proxies by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

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(iii) as to the stockholder giving the notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any, and any affiliate or associate thereof, (B) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, and any affiliate or associate thereof, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, or any affiliate or associate thereof, has a right to vote any shares of any security of the Corporation, (D) a description of Derivative Interests that have been entered into as of the date of the notice by, or on behalf of, such stockholder or beneficial owner, if any, or by any affiliate or associate thereof, such description to include (1) the class, series, and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Interests, (2) the material economic terms of such Derivative Interests, and (3) the contractual counterparty for such Derivative Interests, and (E) any other information relating to such stockholder and beneficial owner, if any, or any affiliate or associate thereof, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or any affiliate or associate thereof, and any other person or persons (including their names) in connection with the proposal of such business or nominations by the stockholder;

(v) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business or nominations; and

(vi) a representation as to whether the stockholder or the beneficial owner, if any, or any affiliate or associate thereof, is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders and no person shall be eligible for election as a director by means of stockholder nomination except in accordance with the procedures set forth in this Section 3.12. The Chairman of the Board of Directors or other person presiding at a meeting shall, if the facts warrant, determine that any business or nomination was not properly brought before the meeting in accordance with the provisions of this Section 3.12 and, if such person should so determine, he or she shall so declare to the meeting, any such business not properly brought before the meeting shall not be transacted, and any nomination not properly brought before the meeting shall be disregarded.

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(g) A stockholder providing notice of nominations of persons for election to the Board at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Sections 3.12(e)(i) through 3.12(e)(vi) shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, and such updated and supplemental information shall be received by the Secretary at the principal executive offices of the Corporation (i) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (ii) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, not later than eight (8) business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before the rescheduled date of the meeting following any adjournment or postponement, on the first practicable date before the date of such rescheduled meeting).

(h) Notwithstanding the foregoing provisions of this Section 3.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE IV
DIRECTORS: POWERS AND MEETINGS

Section 4.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided in Title 7, Chapter 78 of the Nevada Revised Statutes or the Articles of Incorporation.

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Section 4.2 Performance of Duties. A director of the Corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 4.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups upon whose information, opinions, reports, and statements a director is entitled to rely are:

(a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

(c) A committee of the Board of Directors upon which he or she does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Section 4.3 Number; Tenure; Qualification; Chairman. Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolutions adopted by the Board of Directors. The number of directors of the Corporation shall be not less than two (2) nor more than fifteen (15), who need not be stockholders of the Corporation or residents of the State of Nevada and who shall be elected at the annual meeting of stockholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of stockholders or until their successors shall have been elected and shall qualify or until his or her earlier resignation or removal. No provision of this section shall be restrictive upon the right of the Board of Directors to fill vacancies. The Board of Directors may designate one director as the Chairman of the Board of Directors.

Section 4.4 Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

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Section 4.5 Removal of Directors. Any director may be removed from office at any time, but only by the affirmative vote of at least 66-2/3% of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 4.6 Annual Meeting. The annual meeting of the Board of Directors shall be held at the same place and on the same day as the annual meeting of stockholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing the elective officers of the Corporation and the transaction of such other business as may come before the meeting.

Section 4.7 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without Nevada and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

Section 4.8 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, or by any two (2) directors, except that when the Board of Directors consists of one (1) director, then the one director may call a special meeting, and may be held within or outside the State of Nevada at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed to the last known address of each director at least five (5) days, or shall be given to a director in person or by telephone, facsimile or email at least twenty-four (24) hours prior to the date or time fixed for the meeting. Special meetings of the Board of Directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting, except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4.9 Remote Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the Nevada Revised Statutes (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other). If any such means are utilized, the Corporation shall, to the extent required under the Nevada Revised Statutes, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Such participation shall constitute presence in person at the meeting.

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Section 4.10 Quorum. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by Title 7, Chapter 78 of the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws.

Section 4.11 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the Articles of Incorporation.

Section 4.12 Action by Written Consent. Unless the Articles of Incorporation or these Bylaws specifically provide otherwise, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee designated by such board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consents shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

Section 4.13 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected or appointed to fill a vacancy shall be elected or appointed for the unexpired term of his or her predecessor in office, and shall hold such office until his or her successor is fully elected and shall qualify or until his or her earlier resignation or removal. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, which may be less than a quorum, or by an election at an annual meeting, or at a special meeting, of stockholders called for that purpose. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and shall qualify or until his or her earlier resignation or removal.

Section 4.14 Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, directors may receive fees, compensation, and expense reimbursement as may be established by appropriate resolution of the Board of Directors for service on the Board of Directors and its committees, including without limitation attendance at and travel to meetings of the Board of Directors and its committees.

Section 4.15 Committees. The Board of Directors may by resolution designate one or more directors to constitute one or more committees which each shall have and may exercise all authority in the management of the Corporation as the Board of Directors to the extent provided in such resolution for such committee; but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless the Board of Directors appoints alternative members pursuant to this bylaw, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of the committee.

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Section 4.16 Committee Rules. Unless the Board of Directors otherwise provides and subject to Section 4.1 of these Bylaws, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article IV of these Bylaws.

Section 4.17 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence by the Vice Chairman of the Board of Directors, or in his or her absence by Chief Executive Officer, or in his or her absence by a chairman chosen at the meeting by a majority of the directors present at the meeting.

ARTICLE V
OFFICERS

Section 5.1 Officers; Election; Term of Office. The officers of this Corporation shall include a President, a Secretary and a Treasurer or the equivalents thereof. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. Any two or more offices may be held by the same person at the same time. The officers of the Corporation shall be natural persons of the age of eighteen (18) years or older. The Board of Directors may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the Board of Directors, and shall be paid such compensation as may be directed by the Board of Directors.

Section 5.2 Powers and Duties. The officers of the Corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors, not inconsistent with these Bylaws.

(a) Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have the ultimate responsibility for the management and control of the affairs and business of the Corporation, and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board of Directors or as may be provided by law. In the absence of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, he or she shall preside at all meetings of stockholders and of the Board of Directors at which he or she shall be present.

(b) President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the Chief Executive Officer, he or she shall preside at all meetings of the stockholders and of the Board of Directors at which he or she shall be present. The Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary, unless some other person is specifically authorized by the Board of Directors, shall sign all bonds, deeds, mortgages, leases and contracts of the Corporation. The President shall perform all the duties commonly incident to his or her office and such other duties as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer shall designate or as may be provided by law.

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(c) Vice President. In the absence or disability of the President, or at the Chief Executive Officer's or President's request, the Vice President or Vice Presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of such designation, in the order designated by the Chief Executive Officer or the President, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions on the President. Each Vice President shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President or as may be provided by law.

(d) Secretary. The Secretary shall keep accurate minutes of all meetings of the stockholders, the Board of Directors and any committees. The Secretary shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall be custodian of the records and of the seal of the Corporation and shall attest the affixing of the seal of the Corporation when so authorized. The Secretary shall perform all duties commonly incident to his or her office and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President or as may be provided by law.

(e) Assistant Secretary. An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all the duties of the Secretary. He or she shall perform such other duties as may assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary or as may be provided by law.

(f) Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, securities, receipts, valuable papers and documents of the Corporation. The Treasurer shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. The Treasurer shall perform all duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President or as may be provided by law.

(g) Assistant Treasurer. An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He or she shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Treasurer or as may be provided by law.

(h) Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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Section 5.3 Salaries. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board of Directors shall have the authority to fix salaries in advance for stated periods or render the same retroactive as the Board of Directors may deem advisable.

Section 5.4 Inability to Act. In the event of absence or inability of any officer to act, the Board of Directors may delegate the power or duties of such officer to any other officer, director or person whom it may select.

Section 5.5 Resignation; Removal; Vacancies. Any officer or agent may resign at any time upon written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

ARTICLE VI
FINANCE

Section 6.1 Reserve Fund. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purposes.

Section 6.2. Checks and Deposits. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the Board of Directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the Board of Directors, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereto be authorized from time to time.

Section 6.3. Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each year or shall be as otherwise determined by resolution of the Board of Directors.

Section 6.4. Bankruptcy; Insolvency. The Corporation shall not, without the affirmative vote of the whole Board of Directors of the Corporation, institute any proceedings to adjudicate the Corporation a bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation.

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ARTICLE VII
INDEMNIFICATION

Section 7.1 Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) For purposes of this Article VII, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 7.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii) Indemnification pursuant to this Section 7.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

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(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article VII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, insurance policy, vote of stockholders or directors, or otherwise.

(d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 7.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 7.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 7.2 Amendment. The provisions of this Article VII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section 7.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Section 8.5), no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Section 8.5; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

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ARTICLE VIII
MISCELLANEOUS

Section 8.1 Waiver of Notice. With any notices required by law or under the Articles of Incorporation or these Bylaws to be given to any stockholder or director of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

Section 8.2 Loans. The Corporation may loan money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes and all other applicable laws. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such activity may be general or confined to specific instances.

Section 8.3 Contracts. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 8.4 Exclusive Forum. To the fullest extent permitted by law, and unless the Corporation, pursuant to a resolution adopted by a majority of the Board of Directors, consents in writing to the selection of an alternative forum, the appropriate state and federal courts located within Clark County, Nevada, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the Nevada Revised Statutes or any provision of the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.4.

Section 8.5 Amendments. Except as otherwise provided in the Articles of Incorporation: (a) the Board of Directors is expressly authorized (in furtherance and not in limitation of the powers conferred by statute) to amend, repeal or rescind any provision of these Bylaws or to adopt new bylaws; and (b) the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding voting power of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 8.5) or to adopt any new provision of these Bylaws.

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